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Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form-4 of Messer Griesheim Holding AG of our report dated 27 June 2001, relating to the financial statements of Singapore Syngas Pte Ltd, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

PricewaterhouseCoopers
Singapore
6 November 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS